                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 2000, except for paragraph 2 of Note 4, as to which the date is February 29, 2000 and for paragraph 5 of Note 5, as to which the date is March 24, 2000, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-31534) and related Prospectus of TriNet Group, Inc. for the registration of 5,800,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

Walnut Creek, California

June 23, 2000

--------------------------------------------------------------------------------

   The foregoing consent is the form that will be signed upon stockholder approval of the stock split described in paragraph 5 of Note 5 to the financial statements.

Walnut Creek, California

June 23, 2000